EXIHIBIT 3.2

ROSS MILLER

Secretary of State

204 North Carson Street Suite I

Carson City, Nevada 99701-4520

(775) 684 570B

Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 76.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT                                             ABOVE SPACE IS FOR OFFICE USE  ONLY

Certificate  Amendment to Articles of Incorporation

For Nevada Profit Corporation

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

AMERICA'S DRIVING RANGES, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

    1. NAME of Corporation: U.S. NATURAL NUTRIENTS AND MINERALS, INC.

    3.  SHARES:

Number of Common Shares with par value: 300,000,000 Par value per share $0.001

           Number of Preferred Shares with par value; 50,000,000 Par value per share $0.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 4,844,500

4. Effective date of filing: (optional)                                         10/26/09

                                                               (must not be later than 90 days after the Certificate Is filed)

5. Signature: (required)

X  /s/ Dennis Cullison

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required,

of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit- After

This form must be accompanied by appropriate fees.

Revised: 3/6/09